Date:  April 21, 1997





Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.

































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                   AMENDMENTS TO THE LACLEDE GAS COMPANY
                       SALARY DEFERRAL SAVINGS PLAN
                   -------------------------------------


The following amendments are all effective October 1, 1989.

1. The following new sentences are hereby added at the end of Section 2.8 to read as follows:

    "For purposes of applying the annual compensation limit described in the two immediately preceding sentences, the family unit of an Employee, who is either: (a) a five percent (5%) owner or (b) both a highly compensated Employee and one of the ten most highly compensated Employees during the Plan Year, will be treated as a single Employee. For this purpose a family unit consists of: the Employee who is a five percent (5%) owner or is both a highly compensated Employee and one of the ten most highly compensated Employees; such Employee's Employee spouse; and such Employee's Employee lineal descendants who have not
    attained age nineteen (19) before the close of the year.   The
    provisions set forth in the immediately preceding two sentences shall expire on September 30, 1997."

2. The first sentence of Section 2.9 is hereby deleted, and the second sentence (which shall be the first sentence after such deletion) of
    Section 2.9 is hereby amended to read in its entirety as follows:

    "A period commencing on an Employee's employment commencement date or reemployment commencement date, and ending on the Employee's severance date, as hereinafter defined."

3.  Section 2.14 is hereby amended to read in its entirety as follows:

    "2.14 "Employee"
     ---------------
        Any person who is employed by Laclede Gas Company in any capacity. An individual's employment status and position shall be determined by the job classification assigned to him or her by the Company.

        Notwithstanding the preceding paragraph of this Section 2.14, the term "Employee" shall exclude "leased employees", as defined in Code Section 414(n), for all purposes except the determination of Year of Service, as defined in Section 2.33."

4.  A new sentence is hereby added immediately before the last sentence in
    Section 4.2(a) to read as follows:

    "If salary deferrals exceed the Code Section 402 limit, they shall be distributed to the Participant, after first being reduced by any excess salary deferrals previously distributed to the Participant for the Plan Year beginning within the Participant's taxable year."
5. Section 4.4(a) is hereby amended by adding the following new unnumbered paragraph immediately following subparagraph (ii) of Section 4.4(a) to read as follows:

    "For Plan Years beginning before October 1, 1997, the actual deferral percentage of a Family Group, as defined below, shall be determined by calculating the ratio of the aggregated Salary Deferral Contributions

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    of the Family Group to the Compensation of the Family Group.  The
    actual deferral percentage of the Family Group shall be used in the calculation of the actual deferral percentage test for the Highly Compensated Employee group. If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group. For the purpose of this section, Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employee's Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and Employee spouses of such ascendants and descendants). A Family Group will be treated as a single Employee for Plan Years beginning before October 1, 1997."

6. Section 4.4(b) is hereby amended by replacing the unnumbered paragraph immediately following subparagraph (ii) of Section 4.4(b) with the two new unnumbered paragraphs to read as follows:

    "The higher amount of (b)(i) and (b)(ii) above is hereinafter in this
    Section 4.4 called the "Base Percentage". If the actual deferral percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section 4.4 called the "Excess"), then prior to the end of the Plan Year, the actual deferral percentage of each of those Participants in the Highly Compensated Employee group whose actual deferral percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual deferral percentage of such Participants shall be equal to the Base Percentage, by refunding the Excess to such affected Participants. The actual deferral percentage for the Highly Compensated Employee with the highest percentage shall be reduced to the extent necessary to satisfy the actual deferral percentage test or to cause such ratio to equal the actual deferral percentage of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the actual deferral percentage test is satisfied. Any such refunded salary deferrals shall include any applicable income earned on such deferrals during the Plan Year.

    For Plan Years beginning before October 1, 1997, the actual matching percentage of a Family Group, as defined below, shall be determined by calculating the ratio of the aggregated Matching Contributions of the Family Group to the Compensation of the Family Group. The actual matching percentage of the Family Group shall be used in the calculation of the actual matching percentage test for the Highly Compensated Employee group. If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all
   Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group. For the purpose of this section, Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employee's Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and Employee spouses of such ascendants and descendants). A Family Group will be treated as a single Employee for Plan Years beginning before October 1, 1997."



                                 Page 24
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7.  The last unnumbered paragraph of subparagraph (ii) of Section 5.1(b) is hereby replaced in its entirety with two new unnumbered paragraphs to read as follows:

    "The higher amount of (b)(ii)(aa) and (b)(ii)(bb) above is hereinafter in this Section 5.1 called the "Base Percentage". If the actual matching percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section
    5.1 called the "Excess"), then prior to the end of the Plan Year, the Company Matching Contribution of each of those Participants in the Highly Compensated Employee group whose actual matching percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual matching percentage of such Participants shall be equal to the Base Percentage, by refunding the Excess to the Company. The actual matching percentage for the Highly Compensated Employee with the highest percentage shall be reduced to the extent necessary to satisfy the actual matching percentage test or to cause such ratio to equal the actual matching percentage of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the actual matching percentage test is satisfied. Any such refunded matching contributions shall include any applicable income earned on such matching contributions during the Plan Year.

    For Plan Years beginning before October 1, 1997, the actual matching percentage of a Family Group, as defined below, shall be determined by calculating the ratio of the aggregated Matching Contributions of the Family Group to the Compensation of the Family Group. The actual matching percentage of the Family Group shall be used in the calculation of the actual matching percentage test for the Highly Compensated Employee group. If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group. For the purpose of this section, Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employee's Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and Employee spouses of such ascendants and descendants). A Family Group will be treated as a single Employee for Plan Years beginning before October 1, 1997."

8. The unnumbered continuing paragraph of Section 5.1(b)(iii) immediately following subclause (2) of Section 5.1(b)(iii)(bb) is hereby amended to read as follows:

    "then, prior to the end of the Plan Year, either or both, as needed, of the actual deferral percentage or actual matching percentage for such participating Highly Compensated Employees shall be reduced as set forth under Sections 4.4(b) and 5.1(b) herein until there is no such excess."

9. Paragraph (a) of Section 8.2 is hereby amended to read in its entirety as follows:

    "(a) The Company shall contribute on behalf of each Non-Key Employee an amount which is the lesser of:


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
      (1) three percent (3%) of the Employee's compensation during the Plan Year; or

          (2) the percentage at which the total of Company and Employee contributions are made under the Plan for the Key Employee for whom such percentage is highest for the Plan Year.

          Such minimum Company contribution amount calculated for Non-Key Employees shall not include the Non-Key Employees' salary deferrals; however, salary deferrals made by Key Employees shall be included in the calculation of the minimum Company contributions.

          This paragraph shall not apply to any Non-Key Employee who is a participant in a defined benefit plan of the Company if such Non-Key Employee receives the Top-Heavy Plan minimum benefit thereunder."

10.  The last sentence in paragraph (b) of Section 10.1 is hereby deleted.





                                    ROBERT C. JAUDES
                                    --------------------------------------
                                    Title:  Chairman, President and
                                            Chief Executive Officer



                                    GERALD T. MCNEIVE
                                    ---------------------------------------
                                    Title:  Senior Vice President - Finance























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